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                                                                      Exhibit 21



             LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION



            The following subsidiaries of Coeur d'Alene Mines Corporation as of December 31, 1999 are wholly owned.

NAME OF SUBSIDIARY                                                   STATE/COUNTRY OF
------------------                                                   ----------------
                                                                        INCORPORATION
                                                                        -------------
Coeur Australia, Inc.                                                Australia
Coeur Rochester, Inc.                                                Delaware
Coeur Bullion Corporation                                            Idaho
Coeur Explorations, Inc.                                             Idaho
Coeur Alaska, Inc.                                                   Delaware
Coeur Silver Valley Inc.                                             Delaware
CDE Chilean Mining Corporation                                       Delaware
CDE Mexico, S.A. de C.V                                              Mexico
Callahan Mining Corporation                                          Arizona
Compania Minera CDE Fachinal Limitada                                Chile
Compania Minera CDE Petorca                                          Chile
Empresa Minera Manquisi                                              Bolivia

            The following is a list of the subsidiaries of Callahan Mining
Corporation:

                                                                                                 PERCENTAGE  OF
NAME OF SUBSIDIARY                                          STATE OF INCORPORATION                  OWNERSHIP
------------------                                          ----------------------                  ---------
Coeur New Zealand, Inc.                                            Delaware                              100%



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